                                                  Exhibit 99.2

CECO Environmental Announces $5 Million Share Repurchase Program

DALLAS – August 3, 2021 / PRNewswire / -- CECO Environmental Corp. (Nasdaq: CECE) today announced that its Board of Directors has authorized a share repurchase program under which CECO may purchase up to $5 million of its outstanding common shares through December 31, 2021.

Todd Gleason, CECO’s Chief Executive Officer, commented, “We remain highly confident in our current prospects and excited about our future growth opportunities.  We have built a healthy balance sheet, and we believe that our current stock price represents an attractive valuation for our capital allocation strategy. The Board’s approval of our share repurchase program reflects our confidence in CECO’s strategic growth, the strength of our balance sheet, and our heightened commitment to optimizing long-term shareholder returns.”

The share repurchase program is designed to return value to CECO shareholders, offset dilution from previous share issuances, and reduce share count over time. The $5 million authorization represents approximately 2.0% of outstanding shares based on the closing stock price of $7.04 as of June 30, 2021. The authorization permits the company to repurchase shares in the open market, through accelerated share repurchases, block trades, 10b5-1 plans or through privately negotiated transactions in accordance with applicable laws, rules, and regulations.

The timing and amount of any future repurchases will be determined by the company’s management at its discretion based on several factors, including ongoing assessments of the capital needs of the business, the market price of the company’s common stock, and general market considerations. The repurchase program may be modified, extended, or terminated by the Board of Directors at any time.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in industrial air quality and fluid handling serving a broad landscape of industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom Engineered Systems for applications including power generation, petrochemical processing, general industrial, refining, midstream oil & gas, electric vehicle production, poly silicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECE."  For more information, please visit www.cecoenviro.com.

Company Contact:

Matthew Eckl

Chief Financial Officer

888-990-6670

Investor Relations Contact:

Steven Hooser or Hala Elsherbini

Three Part Advisors

214-872-2710

Investor.Relations@OneCECO.com

SAFE HARBOR

Any statements contained in this press release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.